                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                             EDELBROCK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                             [EDELBROCK LETTERHEAD]


                             2700 CALIFORNIA STREET
                           TORRANCE, CALIFORNIA 90503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               NOVEMBER 26, 1996

         The Annual Meeting of Shareholders of Edelbrock Corporation, a Delaware corporation ("Edelbrock" or the "Company"), will be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, at 9:30 a.m., Pacific Standard Time, on November 26, 1996 for the following purposes:

         (1)     To elect eight directors of the Company for the ensuing year.

         (2) To approve the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on October 18, 1996 has been fixed as the record date for determination of those shareholders entitled to vote at the meeting. Only holders of record of shares of Edelbrock Common Stock on that date will be entitled to vote.

         A list of the shareholders entitled to vote at the meeting may be examined at the Company's principal executive offices, which are located at 2700 California Street, Torrance, California, during the ten-day period preceding the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

         The Company's Annual Report for its 1996 fiscal year is being mailed to shareholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not deemed a part of the proxy soliciting material.

                                           By Order of the Board of Directors,


                                           /s/ CATHLEEN A. EDELBROCK
                                           -------------------------
                                           Cathleen A. Edelbrock
                                           Vice-President of Advertising/
October 25, 1996                           Corporate Secretary

                              EDELBROCK CORPORATION



                              2700 CALIFORNIA STREET
                           TORRANCE, CALIFORNIA 90503

                      ____________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 26, 1996

                      ____________________________________


                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Edelbrock Corporation, a Delaware corporation ( "Edelbrock" or the "Company"), for use at its Annual Meeting of Shareholders to be held at the Torrance Marriott Hotel, 3635 Fashion Way, Torrance, California, on Tuesday, November 26, 1996, at 9:30 a.m., and any and all adjournments thereof.

         This Proxy Statement and the related proxy are first being mailed to shareholders commencing on or about October 25, 1996.

         VOTING RIGHTS AND VOTE REQUIRED. Shareholders of record on October 18, 1996, the record date, are entitled to vote at the meeting. On that date, 5,241,604 shares of Common Stock were outstanding and entitled to vote.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on October 18, 1996 will constitute a quorum. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote in favor of a nominee for each of the eight directorships to be filled. On all other matters each shareholder is entitled to cast one vote for each share of Common Stock held. The nominee for each directorship receiving the highest number of votes cast will be elected whether or not such nominee receives the vote of a majority of the shares represented and entitled to vote at the meeting. Ratification of the appointment of BDO Seidman, LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting in accordance with the directions specified therein. If no directions are specified, proxies will be voted in favor of each of the proposals and for the nominees for election of directors set forth herein or their respective substitutes and, at the discretion of the proxy holders, on all other matters that may properly come before the Annual Meeting and any adjournment thereof. O. Victor Edelbrock, Jr., Chairman of the Board, President and Chief Executive of the Company, is the trustee of various trusts, which in the aggregate own approximately 49.7% of the outstanding Common Stock. Mr. Edelbrock has advised the Company that such trusts intend to vote for each of the nominees named herein and for the ratification of BDO Seidman, LLP as independent auditors. See "Voting Securities and Principal Holders Thereof."

         Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters of which management is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

                           BUSINESS TO BE TRANSACTED

1.       ELECTION OF DIRECTORS.

         Eight directors are to be elected at the Annual Meeting. It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the eight nominees first named below, all of which are currently directors, to hold office until the 1997 Annual Meeting and until their successors are elected and qualified. If it is determined prior to the meeting that any nominee will be unable to serve as a director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place of any nominee unable so to serve, unless the Board of Directors reduces the size of the Board of Directors prior to the meeting to eliminate the position of any such nominee. O. Victor Edelbrock, as trustee of various trusts, which in the aggregate own approximately 49.7% of the outstanding Common Stock, has informed the Company that such trusts intend to vote for each of the eight nominees first named below. See "Voting Securities and Principal Holders thereof."

NAME                                     AGE     POSITION
----                                     ---     --------
O. Victor Edelbrock . . . . . . . . .     60     Chairman, President and
                                                 Chief Executive Officer
Jeffrey L. Thompson . . . . . . . . .     43     Executive Vice-President,
                                                 Chief Operating Officer
                                                 and Director
Aristedes T. Feles  . . . . . . . . .     29     Vice-President of Finance,
                                                 Chief Financial Officer and
                                                 Director
Camee Edelbrock . . . . . . . . . . .     36     Vice-President of
                                                 Advertising, Secretary
                                                 and Director
E. A. Breitenbach . . . . . . . . . .     59     Director
Jerry Herbst  . . . . . . . . . . . .     58     Director
Alexander Michalowski . . . . . . . .     60     Director
Richard M. Wilbur . . . . . . . . . .     60     Director

         O. Victor Edelbrock has been Chairman, President and Chief Executive Officer of the Company since 1962. Mr. Edelbrock is the husband of Nancy Edelbrock and the father of Camee Edelbrock.

         Jeffrey L. Thompson has been the Executive Vice-President/General Manager and Chief Operating Officer of the Company since December 1988. He is also a member of the board of directors of the Specialty Equipment Market Association. Mr. Thompson has been a director of the Company since 1994.

         Aristedes T. Feles has been the Vice-President of Finance and Chief Financial Officer since July 1996 and was previously Controller for the Company since 1992. Prior to 1992, Mr. Feles was employed as a senior accountant at BDO Seidman, LLP (since 1989). Mr. Feles has been a director of the Company since July 1996.

         Camee Edelbrock has been Vice-President of Advertising for the Company since 1993 and Secretary since July 1996. Prior to 1993, Ms. Edelbrock was Director of Advertising (since 1987), and has served in various other capacities with the Company (since 1978). Ms. Edelbrock has served as director of the Company since 1994. Ms. Edelbrock is the daughter of O. Victor Edelbrock Jr., and Nancy Edelbrock.

         E. A. Breitenbach has served as a director of the Company since 1994. Dr. Breitenbach is a consultant in the Petroleum Industry and recently retired as the Chairman, President and Chief Executive Officer (since 1968) of Scientific Software - Intercomp. Inc. in Denver, Colorado. Dr. Breitenbach is the President of the Society of Petroleum Engineers and is the recipient of the 1996 John Franklin Carl award.

         Jerry Herbst has served as a director of the Company since 1994. Mr. Herbst has owned and served as the Chief Executive Officer of Terrible Herbst, Inc. and Herbst Supply Co., Inc. (gas and autowash service stations) since 1959. Mr. Herbst is also a general partner of Gold Coast Hotel & Casino in Las Vegas, Nevada. He has served as a director of Bank of America Nevada (formerly Valley Bank) (since 1977) and a director of Nevada Power Company (since 1990).

         Alexander Michalowski has served as a director of the Company since March 1995. In 1995 he retired as President of Magneti Marelli, U.S.A. Inc., a wholly owned subsidiary of Fiat S.P.A. where he served in various capacities since 1981.

         Richard M. Wilbur has served as a director of the Company since 1994. Mr. Wilbur is sole shareholder of R.M. Wilbur, Certified Public Accountants. Mr. Wilbur has served as Chairman of the Board of Liberty National Bank (since
1982) and is the owner of GOLFAMERICA (since 1993).

         BOARD COMMITTEES AND MEETINGS. The Company has standing Executive, Compensation and Audit Committees. The Board of Directors has no nominating committee.

         The Executive Committee, consisting of Messrs. Edelbrock, Thompson and Feles, has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board. Accordingly, the Executive Committee may have and may exercise all the powers and authority of the Board in the oversight of the management of the business and affairs of the Company, except that the Executive Committee will not have the power (except, to the extent authorized by a resolution of the Board) to amend the Company's Certificate of Incorporation or Bylaws, to fix the designations, preferences, and other terms of any preferred stock of the Company, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the shareholders of the Company the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution.

         The Compensation Committee, consisting of Messrs. Edelbrock, Breitenbach, Herbst and Wilbur, reviews executive salaries and administers the bonuses of the Company and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company. The Company's 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee of the Board of Directors consisting of Messrs. Breitenbach, Herbst and Wilbur.

         The Audit Committee, consisting of Messrs. Herbst, Thompson and Wilbur, reviews the professional services to be provided by the Company's independent auditors. The Audit Committee also reviews the scope of the audit by the Company's independent auditors, the annual financial statements of the Company, the Company's system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention.

         Director Nomination Procedures. The Bylaws provide that nominations for election of directors by the shareholders are to be made by the Board or by any shareholder entitled to vote in the election of directors generally. The Bylaws require that shareholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company not later than 60 days in advance of the meeting of shareholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to shareholders, by mail, press release or otherwise, more than 75 days prior to the meeting, notice by the shareholders to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Bylaws further require that the notice by the shareholder set forth certain information concerning such shareholder and the shareholder's nominees, including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such shareholder, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

          The Board of Directors held five meetings during fiscal 1996. Mr. Michalowski attended fewer than 75% of the aggregate of the fiscal 1996 meetings of the Board of Directors and all committees on which such director served.


                             EXECUTIVE COMPENSATION


         DIRECTOR EXPENSES. All non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to, serving on the Board or any Board Committee plus $500.00 per diem. Employee directors are not compensated.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee consists of four directors. Currently, the members of the Compensation Committee are Messrs. Breitenbach, Herbst, Wilbur, each non-employee directors of the Company, and Mr. Edelbrock, President and Chief Executive Officer of the Company. The Company's 1994 Incentive Equity Plan and 1994 Stock Option Plan for Non-Employee Directors are administered by a committee consisting of Messrs. Breitenbach, Herbst and Wilbur. None of the executive officers of the Company serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of the Company.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Compensation Committee is comprised of four members (Messrs. Breitenbach, Edelbrock, Herbst and Wilbur). The Compensation Committee is responsible for making recommendations to the Board of Directors regarding employee compensation. A committee of the Board of Directors consisting of Messrs. Breitenbach, Herbst and Wilbur (all of which are members of the Compensation Committee) administers the Company's 1994 Incentive Equity Plan ("Incentive Plan") and 1994 Stock Option Plan for Non-Employee Directors (Such committee together with the Compensation Committee shall be referred to as the "Committee" for purposes of this Report).

         In exercising its overall responsibility, the Committee's goal is to closely ally the interests of management and shareholders. The Committee members therefore believe that the short and long-term financial performance of the Company should be a key determinant of executive officer compensation. In addition, the members of the Committee believe that the Company's ability to attract and retain outstanding executive officers and other senior personnel in a highly competitive environment is extremely important to the future of the Company.

         Executive Compensation Policies. As determined by the Committee, an executive officer's total compensation package is comprised of three components: (1) base salary, (2) bonuses and (3) stock options.

         The base salary and certain bonus arrangements for the Named Officers, on Page 8 of this document with the exception of Messrs. Murray and Hollis, are determined by employment agreements entered into between the Company and the respective executives. In considering base salary for executive officers and for purposes of determining annual base salary increases for those Named Officers with whom the Company has an employment agreement, the Committee considers a number of factors including the executive's level of responsibility, achievements, and present and future value to the Company relative to comparable positions at other companies in the specialty performance aftermarket parts industry.

         In addition to base salary, executive officers are eligible to receive annual bonuses, which may be determined at the discretion of the Board of Directors. In determining bonuses within its discretion, the Board, acting upon the recommendation of the Committee, will consider the overall operating performance of the Company during the period, as well as the position and responsibility of the executive and the executive's service and contributions to the Company during the year.

         In addition to salary and bonus, executives are also granted stock options including options under the Company's Incentive Plan. Stock options are intended to assist in encouraging executive officers as well as other key management employees to acquire a proprietary interest in the Company through ownership of its Common Stock. The Company views stock options as yet another method to bring together the interests of management and shareholders on a long-term basis. Strong financial performance by the Company over time can be expected to lead to stock price appreciation, enabling the Company's executives to participate in such appreciation, should it be realized.

         In considering which employees, including executive officers, who are to receive stock option grants, as well as the number of options to be granted, the Committee considers such employee's position and responsibility, the service, and accomplishment of such employee, the employee's present and future value to the Company, as well as the anticipated length of the employee's future value to the Company, as well as the anticipated length of the employee's future service to the Company.

         Additional information concerning the salary, bonus and stock option grants for the Company's executive officers can be found in the tables appearing elsewhere in this Proxy Statement under the caption "Executive Compensation."

         In fulfilling its responsibilities, the Committee's goal is to closely ally the interest of management and the Company's shareholders. The Committee therefore believes that the short and long-term financial performance of the Company should be a key determinant of overall executive compensation.

         Compensation of Chief Executive Officer. The existing compensation arrangements for the CEO are largely determined by an Employment Agreement entered into between Mr. Edelbrock and the Company. This agreement, which runs to June 30, 1999 provides for a base salary of $300,000 per year, with annual raises to be determined by the Committee or Board, and an annual bonus to be determined each year in good faith by the Committee or Board utilizing such factors as Mr. Edelbrock's performance and the Company's financial performance. The Committee determined to award Mr. Edelbrock with a bonus equal to $300,000 for fiscal year 1996 based upon Mr. Edelbrock's performance as CEO for the year and the Company's favorable financial performance for the year, which was evidenced by, among other things, substantial increases in revenue and net income over the previous fiscal year.



                                  O. Victor Edelbrock, Chairman
                                  E. A. Breitenbach
                                  Jerry Herbst
                                  Richard M. Wilbur

         PERFORMANCE GRAPH. Rules adopted by the Securities and Exchange Commission (the "Commission") require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative shareholder returns from the date of the Company's initial public offering through the end of fiscal year 1996 on an indexed basis with the NASDAQ National Market System and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen a group of three companies, Custom Chrome, Inc., Deflecta-Shield Corp., and Lund International Holdings Inc. ("Lund International") as its peer group for purposes of this performance comparison (the "Peer Group"). Lund International was added to the Company's Peer Group in 1996 to replace ABS Industries, Inc. due to the substantial decline of ABS Industries, Inc.'s market capitalization during the fiscal year. In accordance with Commission rules, the returns of the former peer group consisting of Custom Chrome, Inc., Deflecta-Shield Corp., and ABS Industries Inc. (the "Former Peer Group") are set forth below. The returns of each company in the Peer Group and the Former Peer Group have been weighted annually for their market capitalization.


                                    [GRAPH]


                                        10/19/94        06/30/95        06/30/96
                                      -------------------------------------------
Edlebrook Corporation                 $   100.00      $   108.00      $   104.00
NASDAQ Composite Index                $   100.00      $   121.13      $   153.77
Industry Peer Group                   $   100.00      $    99.72      $    96.80
Former Industry Peer Group            $   100.00      $    91.35      $    75.33

            EXECUTIVE COMPENSATION. The following table sets forth the names of the persons who were, at the completion of the Company's most recent fiscal year on June 30, 1996 (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "Named Officers"). All of the Named Officers received their compensation shown in the following table from the Company for services to the Company and, in certain cases, subsidiary companies other than the Company.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation
                                                              -------------------
                                                                                              Long Term
                                                                                             Compensation
                                                                                             ------------
                                                                                             Stock Option
                                                                                                Awards               All Other
 Name and Principal Position                    Year          Salary         Bonus           (in shares)           Compensation
 ---------------------------                    ----          ------         -----           -----------           ------------
 O. Victor Edelbrock
     President and Chief Executive               1996          $310,402       $300,000                 0             $10,860(1)
     Officer                                     1995           317,628        300,000            28,125              10,860(1)
                                                 1994           378,333        500,000                 0              10,860(1)
 Jeffrey L. Thompson
    Executive Vice-President, Chief              1996           223,018        115,000                 0                 741(2)
    Operating Officer                            1995           205,429        115,000            42,500                 670(2)
                                                 1994           177,767        100,000                 0                 608(2)

 Ronald L. Webb
    Executive Vice-President,                    1996           200,550         40,000                 0                   0
    Edelbrock Foundry Corp.                      1995           201,323         35,000            27,053                   0
                                                 1994           174,165         18,500                 0             184,500(3)

 Anthony S. Hollis
    Vice-President Finance and                   1996           188,260         28,620                 0                   0
    Secretary(4)                                 1995           180,708         28,620            15,568                   0
                                                 1994           169,447         26,500                 0                   0
 Wayne P. Murray
    Vice-President of Manufacturing              1996           160,811         32,000                 0                   0
                                                 1995           123,119         32,000            17,405                   0
                                                 1994           115,574         29,000                 0                   0

_____________________

(1) This amount represents premiums paid on a life insurance policy on the life of Mr. Edelbrock.

(2) This amount represents premiums paid on two life insurance policies on the life of Mr. Thompson.

(3) Amount consists of compensation in respect of services provided in prior fiscal years that was paid $61,500 in fiscal 1994 and $123,000 in fiscal 1995.

(4) Mr. Hollis retired from the Company on June 30, 1996.

    OPTION GRANTS. There were no option grants made during the fiscal year ended June 30, 1996.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES. Shown below is information with respect to unexercised options to purchase Common Stock of the Company granted in fiscal 1996 and prior years to the Named Officers.


                                                                    Number of            Value of Unexercised,
                                                                   Unexercised               In-the-Money
                                                                   Options at                 Options at
                                 Shares          Value         Fiscal Year-End (#)        Fiscal Year-End ($)
                               Acquired on      Realized          Exercisable/               Exercisable/
     Name                     Exercise (#)        ($)           Unexercisable (1)            Unexercisable
    --------                 --------------    -----------    ----------------------     ---------------------
    O. Victor Edelbrock           0              0               5,625/22,500               $28,125/$112,500
    Jeffrey L. Thompson           0              0               8,500/34,000               $42,500/$170,000
    Ronald L. Webb                0              0               5,411/21,642               $27,053/$108,210
    Anthony S. Hollis             0              0               3,114/12,454               $ 15,568/$62,270
    Wayne P. Murray               0              0               3,481/13,924               $ 17,405/$69,620

    EMPLOYMENT AGREEMENTS. The Company has entered into an employment agreement with O. Victor Edelbrock for a term expiring on June 30, 1999, pursuant to which he will serve as President and Chief Executive Officer of the Company and President of Edelbrock Foundry Corp. The employment agreement provides for a base salary of $300,000 per year, with annual raises to be determined by the Compensation Committee or Board, and an annual bonus to be determined each year in good faith by the Compensation Committee or Board utilizing such factors as Mr. Edelbrock's performance and the Company's and Edelbrock Foundry Corp.'s financial performance. Upon termination of Mr. Edelbrock's employment during this term of the employment agreement for any reason other than "cause," death or voluntary termination, the Company will be obligated to make a lump sum severance payment in an amount equal to the then current annual base compensation plus an amount equal to the bonus paid for the year prior to such termination.

    The Company has also entered into similar employment agreements with Messrs. Thompson and Webb, each having a term expiring in June 30, 1999. Pursuant to their employment agreements, Messrs. Thompson and Webb are entitled to base salaries of $215,000 and $200,000, respectively. Messrs. Thompson and Webb will also be entitled to annual bonus to be determined each year at the good faith discretion of the Compensation Committee or Board, utilizing such factors as such employee's performance and the financial performance of the Company.

    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The following table sets forth certain information known to the Company, with respect to beneficial ownership of the Company's Common Stock as of September 26, 1996, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Named Officers and (iv) all directors and officers of the Company. Except as listed below, based on information furnished by such owners, each person has sole investment and voting power with respect to such shares, subject to community property laws where applicable. The address of each of the 5% Shareholders named below is the Company's principal executive office.

                                                                                Shares Beneficially
                                                                                     Owned (1)
                                                                                -------------------
                      5% SHAREHOLDERS                          Number                Percent
                      ---------------                        -----------        -------------------
O. Victor Edelbrock, Jr. (2)  . . . . . . . . . . . . . .     2,604,131                49.7%
Nancy Edelbrock (3) . . . . . . . . . . . . . . . . . . .     2,604,131                49.7
Vic and Nancy Edelbrock Inter Vivos Trust,
    dated December 19, 1995 (4) . . . . . . . . . . . . .       771,625                14.7
Edelbrock Corp. Employee Stock
    Ownership Plan (5)  . . . . . . . . . . . . . . . . .       928,150                17.7
Wayne P. Murray (6) . . . . . . . . . . . . . . . . . . .       928,350                17.7
Christina Lee Edelbrock (7) . . . . . . . . . . . . . . .       984,477                18.8
Tim Pettit (8)  . . . . . . . . . . . . . . . . . . . . .       928,150                17.7
Vic Edelbrock, Sr. Will Marital
    Deduction Fund (9)  . . . . . . . . . . . . . . . . .       801,500                15.3
Vic Edelbrock, Sr. Will Residuary Fund (10) . . . . . . .       562,500                10.7

                            DIRECTORS OTHER THAN
                                MR. EDELBROCK
                                -------------
E. A. Breitenbach . . . . . . . . . . . . . . . . . . . .             0                  0
Camee Edelbrock (11)  . . . . . . . . . . . . . . . . . .        65,226                 1.2
Aristedes T. Feles  . . . . . . . . . . . . . . . . . . .             0                  0
Jerry Herbst  . . . . . . . . . . . . . . . . . . . . . .         1,000                  *
Jeffrey L. Thompson (12)  . . . . . . . . . . . . . . . .        20,719                  *
Alexander (Mike) Michalowski  . . . . . . . . . . . . . .         4,500                  *
Richard M. Wilbur . . . . . . . . . . . . . . . . . . . .         1,000                  *

                     NAMED OFFICERS OTHER THAN DIRECTORS
                     -----------------------------------
Ronald L. Webb  . . . . . . . . . . . . . . . . . . . . .         1,000                  *
Anthony S. Hollis (13)  . . . . . . . . . . . . . . . . .        86,644                 1.7
All Directors and Officers as a group
   (14 persons) (2)(3)(6)(7)(11)(12)(13)(14)  . . . . . .     3,389,775                64.7

-------------------

*  Less than one percent.

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Includes 771,625 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust, 160,006 shares attributable to Mr. Edelbrock's beneficial interest in the Edelbrock Corp. Employee Stock Ownership Plan ("ESOP"), 801,500 shares owned by the Vic Edelbrock, Sr. Will Marital Deduction Fund, 562,500 shares owned by the Vic Edelbrock, Sr. Will Residuary Fund, 51,420 shares owned by the Sean Michael Robb Trust, 51,410 shares owned by the Alexander Edelbrock Wilson Trust, 51,420 shares owned by the Courtney Isom Trust, 51,410 shares owned by the Carey Edelbrock Robb Trust, 51,420 shares owned by the Cathleen Edelbrock Trust and 51,410 shares owned by the Christina Edelbrock Wilson Trust. Mr. Edelbrock is the trustee of the above trusts. Mr. Edelbrock disclaims beneficial ownership of such shares owned by the Vic Edelbrock, Sr. Will Marital Deduction Fund, the Sean Michael Robb Trust, the Alexander Edelbrock Wilson Trust, the Courtney Isom Trust, the Carey Edelbrock Robb Trust, the Cathleen Edelbrock Trust and the Christina Edelbrock Wilson Trust.

(3) Includes 771,625 shares owned by the Vic and Nancy Edelbrock Inter Vivos Trust. Also includes 2,600,650 shares owned by other trusts of which Ms. Edelbrock's spouse, O. Victor Edelbrock, Jr., is trustee (see note 2). Ms. Edelbrock disclaims beneficial ownership of such shares.

(4) O. Victor Edelbrock, Jr. and Nancy Edelbrock are trustees of, and beneficiaries under, such trust.

(5) Wayne P. Murray, Christina Lee Edelbrock and Tim Pettit are trustees of the ESOP. The trustees disclaim beneficial ownership of such shares held by the ESOP except to the extent of 41,510 and 4,917 shares attributable to Mr. Murray's and Ms. Edelbrock's respective beneficial interests in the ESOP.

 (6) Includes 928,150 shares held by the ESOP of which Mr. Murray is a trustee. Mr. Murray disclaims beneficial ownership of such shares except to the extent of 41,710 shares of which 41,510 shares are attributable to Mr. Murray's beneficial interest in the ESOP.

(7) Includes 928,150 shares held by the ESOP of which Ms. Edelbrock is a trustee. Ms. Edelbrock disclaims beneficial ownership of such shares except to the extent of 56,327 shares, of which 4,917 shares are attributable to Ms. Edelbrock's beneficial interest in the ESOP and 51,410 shares which are attributable to Ms. Edelbrock's interest in the Christina Edelbrock Wilson Trust.

(8) Includes 928,150 shares held by the ESOP of which Mr. Pettit is a trustee. Mr. Pettit, who is a Certified Public Accountant and not an employee of the Company, disclaims beneficial ownership of such shares.

(9) O. Victor Edelbrock, Jr. is trustee of the trust. He disclaims beneficial ownership to such shares.

(10)     O. Victor Edelbrock, Jr. is trustee of such trust.

(11) Includes 13,806 shares of which 10,006 shares are attributable to Ms. Edelbrock's interest in the ESOP and 51,420 shares attributable to Ms. Edelbrock's interest in the Cathleen Edelbrock Trust.

(12) Consists of 20,719 shares of which 20,219 shares are attributable to Mr. Thompson's beneficial interest in the ESOP.

(13) Includes 86,644 shares of which 81,644 are attributable to Mr. Hollis' interest in the ESOP. Mr. Hollis retired from the Company on June 30, 1996.

(14) Includes 316,582 shares attributable to the directors' and officers' beneficial interests in the ESOP.

     CERTAIN TRANSACTIONS

     The Company was indebted to the Edelbrock Children's Trust in the principal amount of $78,000 as of June 30, 1995 pursuant to the terms of a promissory note between the Company and the trust. Jerry Herbst is trustee of, and Christina Edelbrock and Carey Edelbrock Robb are beneficiaries under the trust. This note was paid in full in May, 1996.

2.   SELECTION OF AUDITORS

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Board Committees and Meetings." Upon recommendation of the Audit Committee, the Board of Directors has appointed the firm of BDO Seidman, LLP as auditors for the current fiscal year. BDO Seidman, LLP has served as auditors of the Company since fiscal year 1994. A proposal that the appointment of BDO Seidman, LLP be ratified will be submitted to Shareholders at the meeting, and the Board of Directors recommends ratification of the appointment. O. Victor Edelbrock, as trustee of various trusts which in the aggregate own approximately 49.7% of the outstanding Common Stock has informed the Company that such trusts intend to vote for ratification of the appointment of BDO Seidman, LLP.

     The Audit Committee of the Company's Board of Directors has approved a policy which states that the Company's principal independent accountants may be engaged to perform any service normally provided by accounting firms to publicly held clients, provided that management is satisfied that the independence requirements of the American Institute of Certified Public Accountants and the Securities and Exchange Commission have been met. The Audit Committee, after reviewing compliance with this policy, has approved all services rendered.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before June 27, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its shareholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


                                        By Order of the Board of Directors

                                        /s/ CATHLEEN A. EDELBROCK
                                        ----------------------------------
                                        Cathleen A. Edelbrock
                                        Vice-President of Advertising/
                                        Corporate Secretary

October 25, 1996

PROXY                                                                      PROXY

                            EDELBROCK CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints O. Victor Edelbrock and Jeffrey L. Thompson, and each of them, as attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote as designated below all shares of Common Stock of Edelbrock Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 26, 1996 or any adjournment thereof.

1.  ELECTION OF DIRECTORS  FOR all nominees listed below   WITHHOLD AUTHORITY
                           (except as marked to the        to vote for all
                            contrary below) [ ]            nominees below [ ]

O. Victor Edelbrock, Jeffrey L. Thompson, Aristedes T. Feles, Camee Edelbrock, E.A. Breitenbach, Jerry Herbst, Alexander Michalowski and Richard M. Wilbur

2.  APPROVAL OF APPOINTMENT OF AUDITORS   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

4.  Place an "X" in the box if you plan on attending the shareholder
    meeting.    [ ]

            CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 ON THE REVERSE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF CONTRARY DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

         The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof. The undersigned acknowledges receipt of notice of said meeting and the proxy statement accompanying such notice.

                                              Dated:___________________, 1996

                                              __________________________________
                                                          (Signature)

                                              __________________________________
                                                          (Signature)

                                              Please sign exactly as name(s) are
                                              shown.  When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such.  If a corporation,
                                              please sign in full corporate
                                              name by president or other
                                              authorized officer.  If a
                                              partnership, please sign in
                                              partnership name.

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.